Exhibit 10.1

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of July 30, 2004 by and among Conor Medsystems, Inc., a Delaware corporation (the “Company”) and the investors listed on Schedule A attached hereto (each individually referred to as an “Investor” and collectively the “Investors”).

WHEREAS, the Company and certain of the Investors have previously entered into an Amended and Restated Investor Rights Agreement dated August 7, 2003, as amended on October 24, 2003 (the “Prior Agreement”);

WHEREAS, the Company is proposing to issue shares of Series E Preferred Stock pursuant to that certain Series E Preferred Stock Purchase Agreement dated as of the date hereof (the “Series E Agreement”); and

WHEREAS, in order to induce certain of the Investors to purchase the shares of Series E Preferred Stock pursuant to the Series E Agreement, the Company and those Investors’ party to the Prior Agreement have agreed to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Information Rights.

1.1 Financial Information. Subject to the terms below, the Company will provide to such Investor the following information:

(a) So long as an Investor holds at least 200,000 shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock (collectively, the “Preferred Stock”)(or of the Common Stock issued upon conversion of such Preferred Stock, or any combination thereof), as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, audited-consolidated balance sheets, and statement of operations and cash flow for such fiscal year; provided that such financial statements may be delivered not later than 120 days after the end of any fiscal year upon a resolution of a majority of the Board of Directors. Such year-end financial reports shall be in reasonable detail, shall be prepared in accordance with generally accepted accounting principals (“GAAP”), audited and certified by independent public accountants selected by the Company;

(b) so long as an Investor holds at least 500,000 shares of the Company’s Preferred Stock (or of the Common Stock issued upon conversion of such Preferred Stock, or any combination thereof), within forty-five (45) days of the end of each fiscal quarter, unaudited statements of operations and cash flow and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

(c) So long as an Investor holds at least 500,000 shares of the Company’s Preferred Stock (or of Common Stock issued upon conversion of such Preferred Stock, or any combination thereof), within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and applications of funds and an unaudited balance sheet for and as of the end of such month, in reasonable detail; and

(d) So long as an Investor holds at least 500,000 shares of the Company’s Preferred Stock (or of the Common Stock issued upon conversion of such Preferred Stock, or any combination thereof), within thirty (30) days prior to the end of each Company fiscal year, an annual operating plan for the next fiscal year containing a revenue, expense and cash flow forecast, which plan shall have been approved by the Board of Directors, and each amendment to that plan adopted by the Board of Directors.

(e) For purposes of Section 1.1, “Investor” shall include any person, corporation or other entity which directly or indirectly controls, or is controlled by, or is in common control with the Investor including any affiliated fund and any general partner of the Investor.

1.2 Nondisclosure.

(a) Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Except as permitted under Section 1.2(b) below, each Investor agrees to use its best efforts not to disclose such Confidential Information to any third parties. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. For purposes of this Section, “Confidential Information” means any proprietary information, technical data, or know-how, including, but not limited to, the Company’s research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

(b) Confidential Information does not include information, technical data or know-how which (i) is in the Investor’s possession at the time of disclosure as shown by Investor’s files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; or (iii) is approved for release by written authorization of Company. The provisions of Section 1.2(a) shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to any other holder of the Company’s Preferred Stock; (iii) to the disclosure of Confidential Information to an Investor’s employees, partners, counsel, accountants or other professional advisors (provided that such persons agree to maintain the confidentiality of the disclosed Confidential Information to the same extent as provided herein); (iv) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor’s rights or interest against the Company, whether under this Agreement or otherwise; or (v) to the disclosure of Confidential Information to a prospective transferee of securities which agrees to be bound by the provisions of this Section 1.2 in connection with the receipt of such Confidential Information. The Company recognizes that certain of the Investors or their affiliates are engaged in the business of providing venture capital financing and management advice to companies in which they invest (the “Venture Investors”), and that in their business the Venture Investors may seek to invest in and/or provide advice to companies that may be competitive to the Company. Accordingly, notwithstanding anything to the contrary in this Agreement, the Company understands and agrees that nothing in this Agreement will restrict the Venture Investors from investing or participating in the management of any business or entity which competes or may compete, directly or indirectly, with the Company so long as such Venture Investor does not disclose any Confidential Information to such business or entity in violation hereof. The Company further agrees that, provided a Venture Investor does not disclose Confidential Information to a third-party in violation hereof, such Venture Investor shall be free to use in its business any information it has obtained or will obtain from the Company.

Notwithstanding anything to the contrary, those Investors affiliated with the persons or entities set forth on Schedule B hereto shall not be bound by the terms of this Section 1.2 pursuant to this Agreement, but shall, and continue to, be bound by the terms of those Confidential Disclosure Agreements entered into prior to the date hereof between the Company and such Investor or an Affiliate (as defined below) of such Investor.

1.3 Termination of Covenants. The rights set forth in Section 1.1 shall terminate and be of no further force or effect upon the closing of a Qualified IPO (as defined below).

2. Registration Rights.

2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Holder” shall mean the Investor holding Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.11 hereof.

(c) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold at least 30% of the Registrable Securities.

(d) “Qualified IPO” shall mean the Corporation’s sale of its Common Stock in a firm commitment, underwritten public offering pursuant to a registration statement under the Securities Act with gross proceeds to the Corporation of at least $30 million, provided the sale price to the public per share of Common Stock is not less than $3.60 per share (as adjusted for stock splits, etc.) and the offering is lead managed by a nationally recognized investment bank.

(e) “Registrable Securities” means (i) the Common Stock issuable upon conversion of the Preferred Stock, (ii) any other shares of Common Stock acquired by any Investor from time to time and (iii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Common Stock issued or issuable pursuant to clauses (i) or (ii) upon any stock split, stock dividend, recapitalization, or similar event; provided however that shares of Common Stock or other securities shall not be treated as Registrable Securities for the purposes of Section 2.3 hereof if they have been sold (A) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) in a transaction exempt from the prospectus delivery requirements of the Securities Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale.

(f) The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

(g) “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, accounting fees and expenses (including, without limitation, accounting fees and expenses relating to comfort letters), escrow fees, fees and disbursements of counsel for the Company (including fees and disbursements of one counsel for the selling Holders), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) “Restricted Securities” shall mean the securities of the Company required to bear the legend referring to the Securities Act set forth in the Company’s Series A Preferred Stock Subscription Agreements, dated as of February 7, 2000 (the “Series A Agreement”), the Company’s Series B Stock Subscription Agreements, as amended and dated as of November 9, 2000 through August 9, 2001 (the “Series B Agreement”), the Company’s Series C Preferred Stock Purchase Agreement, dated as of May 20, 2002 (the “Series C Agreement”), the Series D Preferred Stock Purchase Agreement, dated as of August 7, 2003, as amended on October 24, 2003 (the “Series D Agreement”) and the Series E Agreement.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(j) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the securities registered by the Holders.

2.2 Requested Registration.

(a) Request for Registration. Commencing on the earlier of July 30, 2007 or six (6) months after the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act, in case the Company shall receive from Initiating Holders a written request that the Company effect a registration, qualification or compliance of Registrable Securities held by such Initiating Holders with an expected aggregate offering price to the public of at least $10,000,000, the Company will (i) within ten (10) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders and (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.2(a):

(i) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company’s first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(ii) After the Company has effected two registrations pursuant to this Section 2.2(a), and such registrations have been declared or ordered effective;

(iii) For a period not to exceed 90 days when the Company’s Board of Directors, in its good faith judgment with advice of counsel, reasonably determines and delivers a certificate signed by a duly authorized officer of the Company stating that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect (a) the Company’s ability to consummate a pending transaction that is material to the business of the Company and its subsidiaries taken as a whole or (b) (w) a pending or scheduled public offering of the Company’s securities, (x) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (y) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the transactions described in clause (x) of this sentence, or (z) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and the failure to disclose any material information with respect to the foregoing clauses (w) through (z) would cause a violation of the Securities Act or the Securities Exchange Act of 1934, as amended; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(b) Underwriting. In the event that a registration pursuant to this Section 2.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.2(a). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.2, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and reasonably acceptable to a majority of the Holders proposing to distribute their securities through such underwriting. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders proposing to distribute their securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof, including the Initiating Holders, proposing to distribute their securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

(c) The Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders, the registration statement does not become effective, unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration. If the Company is not required to pay any Registration Expenses, then the Holders requesting registration shall bear such Registration Expenses on the basis of the number of their shares so included in the registration request. Notwithstanding the foregoing, however, if at the time of the withdrawal the Holders have learned of a material adverse change in the business or operations of the Company after such request for registration, then the Holders shall not be required to pay any of said Registration Expenses or to forfeit the right to one demand registration.

2.3 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction, (iii) a registration relating to the initial underwritten public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or (iv) a registration pursuant to Section 2.2 hereof, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder of Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a). In such event the right of any Holder to registration pursuant to Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit (or completely exclude) the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners, shareholders and affiliates (as defined in Rule 405 under the Securities Act, each an “Affiliate”) of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Registration on Form S-3.

(a) If any Holder or Holders of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-term registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall promptly provide each Holder written notice thereof and shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. After the Company’s first public offering of its securities, the Company will use its best efforts to qualify for Form S-3 registration or a similar short-form registration. The provisions of Sections 2.2(b) and 2.2(c) shall be applicable to each registration initiated under this Section 2.4.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request to file such registration by such Holder, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely with respect to an employee benefit plan) provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; (iv) for a period not to exceed 90 days when the Board of Directors, in its good faith judgment with advice of counsel, reasonably determines and delivers a certificate signed by a duly authorized officer of the Company stating that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect (1) the Company’s ability to consummate a pending transaction that is material to the business of the Company and its subsidiaries taken as a whole or (2) (w) a pending or scheduled public offering of the Company’s securities, (x) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by or of the Company, (y) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the transactions described in clause (x) of this sentence, or (z) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and the failure to disclose any material information with respect to the foregoing clauses (w) through (z) would cause a violation of the Securities Act or the Securities Exchange Act of 1934, as amended; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; or (v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4.

2.5 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.2, 2.3 and 2.4 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata with the Company and among each other on the basis of the number of shares so registered.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, in the registration statement;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify each selling Holder, each of its officers, directors, partners and legal counsel, and each person controlling such Holder within the meaning of Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the 1934 Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), joint or several, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the 1934 Act or any rule or regulation promulgated under the Securities Act or the 1934 Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, and legal counsel and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, and legal counsel, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the 1934 Act, and each other Holder, each of its officers, directors, partners and legal counsel and each person controlling such Holder within the meaning of Section 15 of the 1934 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the aggregate maximum liability of each Holder under this Section 2.8(b) and Section 2.8(d) below shall be limited in an amount equal to the net proceeds to such Holder of Registrable Securities sold in such offering. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.8(b).

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this

Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the aggregate maximum liability of each Holder under Section 2.8(b) and this Section 2.8(d) shall be limited in an amount equal to the net proceeds to such Holder of Registrable Securities sold in such offering.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.9 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

2.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.11 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Sections 2.2, 2.3 and 2.4 may be assigned by a Holder in whole or in part (i) to any partner or retired partner of any Holder that is a partnership or limited liability company, (ii) to any Affiliate, (iii) to any immediate family member or trust for the benefit of any individual Holder and (iv) in connection with the transfer of not less than 100,000 shares of Registrable Securities; provided in each case that the Company is given prior written notice thereof; and provided further that the transferee or assignee of such rights assumes the obligations of a shareholder under this Agreement.

2.12 Standoff Agreement. Each Holder agrees, in connection with the Company’s initial public offering of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) (the “Lock-up Period”) from the effective date of such registration as may be requested by the underwriters; provided, however, that (i) all holders of 1% or more of the then issued and outstanding shares of capital stock of the Company and all officers, directors and employees of the Company then holding Common Stock of the Company enter into the same agreement; and (ii) if and when any person identified in clause (i) is released, in whole or in part, from such agreement (whether or not such release is contemplated at the time of the offering), the Holder shall be concurrently released on a pro rata basis based on the number of shares held by such person and the Holder. Each Holder agrees to sign any document or enter into any agreement with the Company, an underwriter, or any affiliate of the underwriter, reflecting the foregoing. Notwithstanding anything to the foregoing in this Section 2.12, during the Lock-up Period, if a Holder is a partnership, such Holder may make distributions of the Company’s securities to such Holder’s general or limited partners, provided that, as a condition precedent to such transfer, such distributee executes a written acknowledgement that it has taken such securities subject to the restrictions and provisions of this Agreement and the Series A Agreement, Series B Agreement, Series C Agreement, Series D Agreement and/or Series E Agreement, as applicable.

2.13 Termination of Registration Rights. A Holder shall not be entitled to exercise any right provided for in this Section 2 after the earlier of (i) five (5) years following the closing of a Qualified IPO or (ii) that date following the Qualified IPO upon which such Holder holds less than 1% of the then issued and outstanding shares of capital stock of the Company and such shares may be immediately sold under Rule 144(k) during any 90 day period.

3. Investors Right of First Refusal.

3.1 The Company hereby grants to each Investor who is also a purchaser of Series E Preferred Stock pursuant to the Series E Agreement the right of first refusal to purchase up to its Pro Rata Share (as defined below) of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. An Investor’s Pro Rata Share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by such Investor and the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Investor bears to the sum of the total number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock. For purposes hereof, the term “New Securities” shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, “New Securities” does not include (i) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, as approved by a majority of the Board of Directors (including a majority of the Board of Directors elected solely by the holders of Preferred Stock), (iii) shares of the Company’s Common Stock or securities convertible into Common Stock, or options or warrants exercisable for or convertible into Common Stock or securities convertible into Common Stock issued to employees and officers of, and consultants, customers, vendors and equipment lessors to, the Company, pursuant to any arrangement approved by the Board of Directors (including a majority of the Board of Directors elected solely by the holders of Preferred Stock), (iv) shares of the Company’s Common Stock or securities convertible into Common Stock, or options or warrants exercisable for or convertible into Common Stock or securities convertible into Common Stock issued to any director of the Company pursuant to any arrangement approved by a majority of the disinterested members of the Board of Directors of the Company, (v) stock issued in connection with any joint venture transaction or strategic development agreement between the Company and any third party, which agreement has been approved by the Board of Directors of the Company (including a majority of the Board of Directors elected solely by the holders of Preferred Stock), (vi) shares of Common Stock issued in connection with any stock split or stock dividend of or on the Common Stock or shares of Preferred Stock issued in connection with any stock split or stock dividend of or on the Preferred Stock, (vii) shares of Series E Preferred Stock sold pursuant to the terms of the Series E Agreement, (viii) shares of Series D Preferred Stock issuable upon exercise of warrants issued in connection with the Company’s Series D Preferred Stock financing transaction, (ix) shares of Series C Preferred Stock issuable upon exercise of warrants issued in connection with the Company’s Series C Preferred Stock financing transaction, and (x) shares of Common Stock issuable upon the exercise of warrants issued issued in connection with the Company’s Series C Preferred Stock financing transaction.

3.2 In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities plus up to the Pro Rata Share of any Investor which does not elect to purchase its Pro Rata Share (a “Nonacquiring Investor”) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the maximum quantity of New Securities it will agree to purchase; provided, however, that the Affiliates of any Nonacquiring Investor shall be given the first opportunity to purchase such Nonacquiring Investor’s pro rata share of New Securities. If the Affiliates of any Nonacquiring Investor do not elect to purchase such Nonacquiring Investors Pro Rata Share, the Pro Rata Share of, such Nonacquiring Investor shall be allocated among the Investors desiring to purchase such New Securities as nearly as possible in accordance with the Pro Rata Shares of such Investors.

3.3 In the event an Investor fails to exercise its right of first refusal to purchase its Pro Rata Share of such New Securities or the Pro Rata Share of any Nonacquiring Investor within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by Investors at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided in this Section 3. Whether or not such New Securities are so sold, the sale of any other New Securities by the Company shall be subject to the terms and conditions of this Section.

3.4 The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of a Qualified IPO, (ii) a merger of the Company with or into any other corporation, a reorganization of the Company or the sale of all or substantially all of the assets of the Company to any other person or entity, in a transaction in which the shareholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent) or (iii) as to an Investor if such Investor no longer holds 200,000 shares (including shares held by affiliates of such Investor) of Preferred Stock and/or Common Stock issued upon conversion of the Preferred Stock (appropriately adjusted for consolidations, stock splits, recapitalizations, and the like).

3.5 The right of first refusal hereunder is not assignable except by each of such Investors to any affiliated partnership, limited liability company or corporation or to a partner or retired partner or Affiliate of such Investor or of an affiliated partnership, limited liability company or corporation or pursuant to the transfer by gift, will or intestate succession of any such partner or retired partner.

4. Covenants of the Company. The Company hereby covenants and agrees as follows:

4.1 Key Person Life Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, term life insurance on the lives of such officers and employees of the Company and in such amounts as the Board may from time to time designate including without limitation the policy on the life of John F. Shanley. Such policies shall be owned by the Company and all benefits thereunder shall be payable to the Company.

4.2 Directors’ and Officers’ Liability Insurance. Unless and until otherwise determined by the Board of Directors, the Company shall maintain directors’ and officers’ liability insurance acceptable to the Investors.

4.3 Employee Vesting. Except as may otherwise be approved by the Board of Directors, from and after the date hereof the Company shall provide that all grants of options, restricted stock and other forms of incentive compensation granted to employees of the Company vest over a 48 month period with 25% of such grant vesting on the first anniversary of the date of such grant with the remainder vesting in equal amounts over the succeeding 36 months.

4.4 Budgets Approval. Not later than 30 days prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of the Board of Directors (including a majority of the directors elected solely by the holders of Preferred Stock) of, a business plan and monthly operating budgets in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation). Review the budget and business plan periodically, and resubmit all changes therein and all material deviations therefrom to the Board of Directors. The Company shall not enter into any activity not in the ordinary course of business and not envisioned by the budget and business plan, unless approved by the affirmative vote of a majority of the members of the Board of Directors (including a majority of the directors elected solely by the holders of Preferred Stock).

4.5 Nondisclosure, Non-Competition Agreements. The Company shall cause each consultant and key employee of the Company to execute and deliver the Company’s standard Nondisclosure Assignment of Inventions and Non-Competition Agreement.

5. Committees.

(a) There shall be established at all times during the term of this Agreement a Compensation Committee of the Board of Directors (the “Compensation Committee”) which will consist of three members, one of whom shall be a director elected by the holders of Series C Preferred Stock and one of whom shall be a director elected by the holders of Series D Preferred Stock. The Compensation Committee will make recommendations to the Board of Directors concerning the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits). The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee’s actions.

(b) There shall be established at all times during the term of this Agreement an Audit Committee of the Board of Directors (the “Audit Committee”) which will consist of three members, one of whom shall be a director elected by the holders of Series C Preferred Stock and one of whom shall be a director elected by the holders of Series D Preferred Stock. The Audit Committee will meet with the independent accountants of the Company and will discuss and review any issues arising out of the annual audits of the Company by such independent accountants. All actions taken by the Audit Committee shall require the approval of a majority of such Committee.

6. Miscellaneous.

6.1 Waivers and Amendments. Except as otherwise provided herein, with the written consent of the Company and the Holders of a majority in interest of the Registrable Securities (except in the case of the right of first refusal set forth in Section 3 hereof, which shall require a majority in interest of the then outstanding Series E Preferred Stock of the Company), the obligations of the Company and the rights of the Investors under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company, when authorized by resolution of its Board of Directors, may amend this Agreement or enter into a supplementary agreement for the purpose of adding any provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the above percentage of Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Any amendment, waiver or supplementary agreement effected in accordance with this paragraph shall be binding upon each Investor, each future Holder of Registrable Securities and the Company. Notwithstanding the foregoing, purchasers of shares of Series E Preferred Stock pursuant to the Series E Agreement may be added as a party to this Agreement, without any further consent or approval of the Investors, as an Investor and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of this Agreement on a signature page to this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon (i) personal delivery (including overnight courier service), (ii) the next business day after delivery by facsimile (with acknowledgement of good transaction by the receiving party) to the party to be notified or (iii) two business day after deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to the Stockholders, at the Stockholders’ address as set forth on the signature page, or at such other address as the Stockholders shall have furnished to the Company in writing, or (b) if to the Company, at its current address or at such other address as the Company shall have furnished to the Stockholders in writing.

6.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

6.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California.

6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

6.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

6.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement and amends and restates the Prior Agreement in its entirety. This Agreement shall be effective upon the execution of this Agreement by the Company, the holders of a majority in interest of the Registrable Securities (other than the Series E Preferred Stock), voting together as a combined class.

6.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Investor under this Agreement are several rights, not rights jointly held with any other Investors. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Investor shall not affect the validity, legality or enforceability of this Agreement with respect to the other Investors. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

6.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

6.11 Aggregation. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investor Rights Agreement on the day and year first set forth above.

CONOR MEDSYSTEMS, INC.

By:	/s/ Frank Litvack
Frank Litvack, Chairman

INVESTOR

By:
Name:
Title:

SCHEDULE A

Alan Saven, M.D.

Angelos, Georgia

Angelos, Georgia K.

Aperture Capital, L.P.

Baum Family Revocable Trust UTA 2/21/1997

Bette O.Kramer Trust, dated 2/23/90

Bhambi, Brijesh

Bisson, Peter & Fay

Blumberg Life Science Master Fund LTD

Boennighausen, Roger P.

Brookside Capital Partners Fund, L.P.

Buchbinder, Maurice

Burns, James P. and Kelly E.

Calmedica Capital, L.P.

Cardinale, Richard

Coluccio, Christian

Cramer, Thomas and Wendy

Craton Capital, L.P.

Dean Greenberg TTEE, Marilyn Greenberg TTEE

UA DTD 05/17/94 By Dean Greenberg Rev. Trust

Deitch, Laura

Depasqua, Robert J.

Easton Hunt Capital Partners, L.P.

Eigler Trust Dated 5/1/99 Neal Eigler and Anna

Sanders Eigler Trustees

Fabius AS

Felleti, Paul

Fischer, Duane A.

Flaherty, Peter A.

Friedman, Jack M.

Gerald & Myra S. Dorros Revocable Trust

Gerber Family Trust 12/13/96

Gerrald B. Cramer Rev. Trust

Gordon, L. Stephen

Granuzzo, Michael Andrew

Griekspoor, Wilfred

H&Q Healthcare Investors

H&Q Life Sciences Investors

Harabedian Family Investment Partnership

Hershner, Thomas L.

Highland Capital Partners VI Limited Partnership

Highland Capital Partners VI-B Limited Partnership

Highland Entrepreneurs’ Fund VI Limited Partnership

Hillman, Bret

Hillman, Dale

Hillman, Scot T.

Hoegh Invest AS

James J. Shanley IRA, UTA Charles Schwab Inc.

Jay & Phyllis Schapira Family Trust

John E. Harris Revocable Living Trust 1997

Kalarickaz, Matthew Samuel

Kasim, Vali

Khederian, Robert P.

Knudsen, Ejnar A.

Krasney-McCarthy, Karen

Kurokawa, Barry

Latterman Family Limited Partnership

Leeb Revocable Trust

Lehman Brothers FBO David B. Muskett

Lehman Brothers, Custodian FBO David B. Musket, SEP IRA

Lu, Yoh Chie

Margolis, MD, James R.

Maverick Fund II, LTD.

Maverick Fund USA, LTD.

Maverick Fund, L.D.C.

McPherron, Matt

MedCapital, LLC

Medtrade AG

Michael Lambert Trust U/T/D 3/1/93

Micro Systems Engineering, Inc.

Milani, Mark D.

Mormile, Andrea

Moss Forest Venture

Murray, Daniel B.

Murray, Lilian Shackelford

Musket, David B.

Newman, Michele

NSV Partners II, L.P.

Nurkhanov, Rustam

Panichi, Maurice

Pequot Healthcare Fund, L.P.

Pequot Healthcare Offshore Fund, Inc.

Pequot Navigator Offshore Fund, Inc.

Pequot Navigator Onshore Fund, L.P.

Pequot Scout Fund, L.P.

Perry, Andrew

Perry, Todd

Premium Series PCC Limited acting for and on

behalf of its cell C32

Premium Series PCC Limited acting for and on

behalf of its cell C33

ProMed Offshore Fund, Ltd.

ProMed Partners, L.P.

Radius Venture Partners II, LP

Rajat K. Gupta Family Irrevocable Trust

Raptor Global Portfolio Ltd.

Richard A. Schatz Revocable Trust 6/28/02

Rider, Ray L.

River Edge Partners

Robert L. Hess and Rosemarie Hess Trustees FBO

The Hess Family Trust UAD 8/3/89

Rubanyi, Gabor

Rudick Asset Management, L.L.C.

Ryan, Donald R.

Sargon Capital International Fund, Ltd.

Scharfer, Paul

Schmitt, Robert E.

Shanley, James J.

Share, Edward J.

Stafford Family Trust

Subramaniam, Somu

The Greenberg Childrens Irrevocable Trust

The Larry Haimovitch 2000 Separate Property

Revocable Trust

Tierney Family Investors

TOP Medical B.V.

Tudor BVI Global Portfolio, Ltd.

Tudor Proprietary Trading, L.L.C.

Veronica Sue Regan Revocable Trust 1/27/1999

Victor, Jonathan A.

Waite III, Donald C.

Walker, Peter B.

Westfield Life Science Fund II LP

Westfield Life Sciences Fund I

Westfield Life Sciences Fund II

Westfield Life Sciences Fund LP

William D. Lautman and Wendy K. Lautman

JTWROS

William M. Kramer Trust, dated 9/11/92

Zeoli, Gregg